Exhibit 99.1
KATY NEWS
FOR IMMEDIATE RELEASE
KATY INDUSTRIES, INC.
REPORTS 2007 SECOND QUARTER RESULTS
ARLINGTON, VA — August 20, 2007 — Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the second quarter of 2007 of ($0.4) million [($0.05) per share], versus a net loss of ($1.0) million [($0.13) per share], in the second quarter of 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported net income in the second quarter of 2007 of $1.8 million [$0.23 per share], versus a net loss of ($1.9) million [($0.24) per share], in the same period of 2006. Operating income, as adjusted to exclude all restructuring and other non-recurring or unusual items, was $0.3 million [0.4% of net sales] in the second quarter of 2007, compared to an operating income, as adjusted, of $0.1 million [0.1% of net sales] in the same period in 2006. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.
Katy also reported a net loss for the six months ended June 30, 2007 of ($3.6) million [($0.45) per share], versus a net loss of ($3.3) million [($0.42) per share], for the six months ended June 30, 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss for the six months ended June 30, 2007 of ($2.0) million [($0.25) per share], versus a net loss of ($7.7) million [($0.96) per share], in the same period of 2006. The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($2.9) million [(1.7%) of net sales] for the six months ended June 30, 2007, compared to an operating loss, as adjusted, of ($2.3) million [(1.5%) of net sales] in the same period in 2006. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.
During the second quarter of 2007, Katy reported restructuring and other non-recurring or unusual items of $2.8 million pre-tax [$0.36 per share], including a gain on the sale and operating activities of the discontinued businesses of $6.9 million offset by severance, restructuring and related costs of ($2.4) million and loss on sale of assets of ($1.7) million. During the second quarter of 2006, Katy reported no significant restructuring and other non-recurring or unusual items. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.
For the six months ended June 30, 2007, Katy reported restructuring and other non-recurring or unusual items of $4.6 million pre-tax [$0.57 per share], including a gain on the sale and operating activities of discontinued businesses of $8.8 million offset by severance, restructuring and related costs of ($2.6) million and loss on sale of assets of ($1.6) million. For the six months ended June 30, 2006, Katy reported restructuring and other non-recurring or unusual items of ($1.8) million pre-tax [($0.23) per share], including severance, restructuring and related costs of ($0.9) million, loss from discontinued operations of ($0.7) million and costs of ($0.8) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation offset by gain on SESCO joint venture transaction of $0.6 million. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the second quarter of 2007, as compared to the same period in the prior year, included:
•
Net sales in the second quarter of 2007 were $81.5 million, a decrease of $3.2 million compared to the same period in 2006 primarily due to lower volume activity in the Electrical Products Group. Overall, the decrease in net sales of 4% resulted from lower volumes of 13% offset by higher pricing of 9%. Lower net sales in the Electrical Products Group resulted from lower demand from its major customers along with its timing as the second quarter volume level slightly offsets the volume improvement reflected in the first quarter of 2007. In addition, the Electrical Products Group has increased prices driven by the significant change in copper prices over the past year.

•
Gross margins were 12.2% in the second quarter of 2007, versus 13.1% in the second quarter of 2006. In 2007, our margins were adversely impacted by higher copper costs within our Electrical Products Group, a significant portion of which were not passed through as price increases.

•
Selling, general and administrative expenses were $1.4 million lower than the second quarter of 2006. These costs represented 11.8% of net sales in the second quarter of 2007, a decrease from 13.0% of net sales for the same period of 2006. The reduction in percentage reflects favorable trends within our self-insurance programs as well as cost improvements implemented during the past year.

•
On June 6, 2007, Katy sold Contico Manufacturing, Ltd. (“CML”) for approximately $10.4 million which resulted in a $7.2 million gain on sale of discontinued business. The Company has reflected all activity associated with operations of this division and the sale as a discontinued operation for all periods presented.

•
Debt at June 30, 2007 was $48.9 million [57% of total capitalization], versus $62.2 million [56% of total capitalization] at June 30, 2006. The increase in the ratio of debt to total capitalization was principally due to the lower stockholders’ equity which resulted from the net loss reflected over the past twelve months. In addition, stockholders’ equity has been impacted from the adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and FIN 48, Accounting for Uncertainty in Income Taxes. Debt has been reduced as a result of proceeds received from the various business units sold in the past twelve months. Cash on hand at June 30, 2007 was $2.5 million versus $4.6 million at June 30, 2006.

•
Katy used free cash flow of $11.1 million during the six month period ended June 30, 2007 versus using $5.9 million of free cash flow during the six month period ended June 30, 2006. The increased use of cash was primarily attributable to the higher operating loss in 2007 as compared to 2006. Free cash flow, a non-GAAP financial measure, is discussed further below.

“Our overall results continue to be adversely impacted by the Electrical Products Group’s inability to recover from customers all of the copper cost increases that the Group is experiencing,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer. “While we have implemented more price increases during the second quarter of 2007, they were not enough to recover volatile changes in our material costs,” added Mr. Castor.

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:
Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales: All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations.
Free Cash Flow: Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.
This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.
Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		As restated		As restated

Net sales	$81,534	$84,678	$171,581	$156,494
Cost of goods sold	71,597	73,573	154,355	136,220

Gross profit	9,937	11,105	17,226	20,274
Selling, general and administrative expenses	9,613	11,047	20,104	22,544
Severance, restructuring and related charges	2,402	71	2,646	853
Loss (gain) on sale of assets	1,691	(48)	1,571	54

Operating (loss) income	(3,769)	35	(7,095)	(3,177)
Gain on SESCO joint venture transaction	—	563	—	563
Interest expense	(1,186)	(1,775)	(3,135)	(3,546)
Other, net	200	78	268	415

Loss from continuing operations before provision for income taxes	(4,755)	(1,099)	(9,962)	(5,745)
Provision for income taxes from continuing operations	(386)	(300)	(779)	(464)

Loss from continuing operations	(5,141)	(1,399)	(10,741)	(6,209)
Loss from operations of discontinued businesses (net of tax)	(202)	(505)	(47)	(684)
Gain (loss) on sale of discontinued businesses (net of tax)	7,151	(30)	8,817	(30)

Income (loss) before cumulative effect of a change in accounting principle	1,808	(1,934)	(1,971)	(6,923)
Cumulative effect of a change in accounting principle (net of tax)	—	—	—	(756)

Net income (loss)	$1,808	$(1,934)	$(1,971)	$(7,679)

Income (loss) per share of common stock — basic and diluted:

Loss from continuing operations	$(0.64)	$(0.17)	$(1.35)	$(0.78)
Discontinued operations	0.87	(0.07)	1.10	(0.09)
Cumulative effect of a change in accounting principle	—	—	—	(0.09)

Net income (loss)	$0.23	$(0.24)	$(0.25)	$(0.96)

Weighted average common shares outstanding — basic and diluted	7,951	7,979	7,951	7,975

		As restated
	June 30,	June 30,
Other Information:	2007	2006

Working capital	$6,496	$(3,171)

Working capital, exclusive of deferred tax assets and liabilities and debt classified as current	$44,686	$47,881

Long-term debt, including current maturities	$48,889	$62,161

Stockholders’ equity	$37,045	$48,355

Capital expenditures	$2,244	$1,688

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS — UNAUDITED
(In thousands, except percentages and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		As restated		As restated

Reconciliation of net income (loss) to net loss, as adjusted:
Net income (loss)	$1,808	$(1,934)	$(1,971)	$(7,679)
Unusual items:
Severance, restructuring and related charges	2,402	71	2,646	853
Loss (gain) on sale of assets	1,691	(48)	1,571	54
Gain on SESCO joint venture transaction	—	(563)	—	(563)
Discontinued operations	(6,949)	535	(8,770)	714
Cumulative effect of a change in accounting principle	—	—	—	756
Adjustment to reflect a more normalized effective tax rate excluding unusual items	638	923	2,962	2,516

Net loss, as adjusted	$(410)	$(1,016)	$(3,562)	$(3,349)

Net loss, as adjusted per share:
Net income (loss) per share	$0.23	$(0.24)	$(0.25)	$(0.96)
Unusual items per share	(0.36)	—	(0.57)	0.23
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share	0.08	0.11	0.37	0.31

Net loss, as adjusted per share	$(0.05)	$(0.13)	$(0.45)	$(0.42)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,979	7,951	7,975

Operating income (loss), as adjusted:

Operating (loss) income	$(3,769)	$35	$(7,095)	$(3,177)
Severance, restructuring and related charges	2,402	71	2,646	853
Loss (gain) on sale of assets	1,691	(48)	1,571	54

Operating income (loss), as adjusted:	$324	$58	$(2,878)	$(2,270)

Operating income (loss), as adjusted, as a % of sales	0.4%	0.1%	-1.7%	-1.5%

KATY INDUSTRIES, INC. SEGMENT INFORMATION — UNAUDITED
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		As restated		As restated
Net sales:
Maintenance Products Group	$49,972	$50,932	$95,524	$96,903
Electrical Products Group	31,562	33,746	76,057	59,591

	$81,534	$84,678	$171,581	$156,494

Operating income (loss), as adjusted:
Maintenance Products Group	$1,505	$286	$2,193	$782
Electrical Products Group	481	1,922	(743)	1,981
Unallocated corporate expense	(1,662)	(2,150)	(4,328)	(5,033)

	$324	$58	$(2,878)	$(2,270)

KATY INDUSTRIES, INC. BALANCE SHEETS — UNAUDITED
(In thousands)

			As restated
Assets	June 30,	December 31,	June 30,
Current assets:	2007	2006	2006

Cash and cash equivalents	$2,483	$7,392	$4,565
Accounts receivable, net	40,272	55,014	54,102
Inventories, net	63,976	54,980	56,927
Other current assets	3,004	2,991	3,653
Asset held for sale	—	4,483	—

Total current assets	109,735	124,860	119,247

Other assets:
Goodwill	665	665	665
Intangibles, net	5,237	6,435	6,563
Other	8,067	8,990	9,706

Total other assets	13,969	16,090	16,934

Property and equipment	126,055	129,708	153,277
Less: accumulated depreciation	(88,610)	(87,964)	(99,673)

Property and equipment, net	37,445	41,744	53,604

Total assets	$161,149	$182,694	$189,785

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,206	$33,684	$28,714
Accrued expenses	35,936	41,705	41,791
Current maturities of long-term debt	1,500	1,125	2,857
Revolving credit agreement	37,597	43,879	49,056

Total current liabilities	103,239	120,393	122,418

Long-term debt, less current maturities	9,792	11,867	10,248
Other liabilities	11,073	8,402	8,764

Total liabilities	124,104	140,662	141,430

Stockholders’ equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,274	27,120	27,020
Accumulated other comprehensive income	38	2,242	4,045
Accumulated deficit	(86,385)	(83,434)	(78,734)
Treasury stock	(21,960)	(21,974)	(22,054)

Total stockholders’ equity	37,045	42,032	48,355

Total liabilities and stockholders’ equity	$161,149	$182,694	$189,785

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Six Months Ended June 30,
	2007	2006
		As restated
Cash flows from operating activities:
Net loss	$(1,971)	$(7,679)
(Income) loss from operations of discontinued businesses	(8,770)	714

Loss from continuing operations	(10,741)	(6,965)
Cumulative effect of a change in accounting principle	—	756
Depreciation and amortization	4,135	4,327
Write-off and amortization of debt issuance costs	906	582
Write-off of assets due to lease termination	751	—
Stock option expense	171	371
Loss on sale of assets	1,571	54
Deferred income taxes	(94)	—

	(3,301)	(875)

Changes in operating assets and liabilities:
Accounts receivable	11,979	9,678
Inventories	(11,045)	3,199
Other assets	(25)	697
Accounts payable	(2,014)	(12,789)
Accrued expenses	(5,659)	56
Other, net	1,390	(4,374)

	(5,374)	(3,533)

Net cash used in continuing operations	(8,675)	(4,408)
Net cash (used in) provided by discontinued operations	(222)	216

Net cash used in operating activities	(8,897)	(4,192)

Cash flows from investing activities:
Capital expenditures of continuing operations	(2,244)	(1,688)
Proceeds from sale of assets	197	338

Net cash used in continuing operations	(2,047)	(1,350)
Net cash provided by discontinued operations	16,954	2,273

Net cash provided by investing activities	14,907	923

Cash flows from financing activities:
Net (repayments) borrowings on revolving loans	(6,677)	6,835
Decrease in book overdraft	(2,116)	(4,315)
Repayments of term loans	(1,700)	(2,609)
Direct costs associated with debt facilities	(127)	(166)
Repurchases of common stock	(3)	(75)
Proceeds from the exercise of stock options	—	147

Net cash used in financing activities	(10,623)	(183)

Effect of exchange rate changes on cash and cash equivalents	(296)	(404)

Net decrease in cash and cash equivalents	(4,909)	(3,856)
Cash and cash equivalents, beginning of period	7,392	8,421

Cash and cash equivalents, end of period	$2,483	$4,565

Supplemental disclosure of non-cash investing activities:
Note receivable from sale of discontinued operations	$—	$1,200

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(8,897)	$(4,192)
Capital expenditures	(2,244)	(1,688)

Free cash flow	$(11,141)	$(5,880)